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                                                                     Nicor Gas Company
                                                                     Form 10-K
                                                                     Exhibit 12.01


                                   Nicor Gas Company
             Computation of Consolidated Ratio of Earnings to Fixed Charges
                                      (thousands)




                           Year ended December 31
-----------------------------------------------------------------------------------------
                             1999      1998       1997      1996       1995
-----------------------------------------------------------------------------------------

Earnings available to cover fixed charges:
   Net income              $ 96,142   $ 94,119 $ 106,922  $ 107,106  $ 85,448

   Add: Income taxes         55,896     55,299    64,714     63,579    49,881

      Fixed charges          38,914     44,870    46,886     46,747    39,400

      Allowance for funds
        used during
        construction           (118)      (269)      (11)        (5)     (911)
                           --------- ---------- --------- ---------- ---------

                          $ 190,834  $ 194,019 $ 218,511  $ 217,427 $ 173,818
                           ========= ========== ========= ========== =========



Fixed charges:

   Interest on debt        $ 39,245   $ 42,624  $ 45,246   $ 43,762  $ 38,129

   Other interest charges
     and amortization of
     debt discount, premium,
     and expense, net          (331)     2,246     1,640      2,985     1,271
                           --------- ---------- --------- ---------- ---------


                           $ 38,914   $ 44,870  $ 46,886   $ 46,747  $ 39,400
                           ========= ========== ========= ========== =========

Ratio of earnings to fixed
  charges                      4.90       4.32      4.66       4.65      4.41
                           ========= ========== ========= ========== =========

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